UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2008
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.02(e) — On October 28, 2008, the Compensation Committee of Aspen Insurance Holdings Limited (“Aspen”) approved an amendment to Mr. Boornazian’s employment agreement, to reflect compliance with Internal Revenue Code Section 409A (“409A”).
The principal amendments to Mr. Boornazian’s employment agreement are as follows:
•	The inclusion of a stated deadline for the timing of payments including any annual bonus award and expense reimbursement;

•	Employment may now be terminated by Mr. Boornazian for good reason, provided that notice be provided within 90 days of the occurrence of the event giving rise to good reason. Such termination currently must occur within 2 years of the occurrence of such event;

•	The replacement of the term “termination of employment” with the 409A compliant term “separation from service;”

•	The inclusion of a provision for a six-month delay in payments due upon a separation from service where required by 409A;

•	The amendment of the Change of Control clause to reflect the 409A definition.
Except as noted above, the provisions of Mr. Boornazian’s employment agreement remain as set forth in Aspen’s Form 10-K for the year ended December 31, 2007 and are incorporated herein by reference. The summary above is qualified by the actual terms of the amendment to Mr. Boornazian’s employment agreement, which is attached as an exhibit to this report.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d)	The following exhibit is filed under Item 5.02 as part of this report:
10.1	Amendment to Brian Boornazian employment agreement, dated October 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: November 3, 2008	By:	/s/ Richard Houghton
		Name:	Richard Houghton
		Title:	Chief Financial Officer

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